UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20529

FORM 8-K/A (NO. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2005.

CAPITAL ONE FUNDING, LLC

ON BEHALF OF THE

CAPITAL ONE MASTER TRUST

(Issuer of the COMT Collateral Certificate)

AND THE

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

(Exact name of registrant as specified in its charter)

Virginia	333-103921-01	54-2058720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 East Shore Drive Room 1071-B Glen Allen, Virginia	23059
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (804) 290-6959

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01. Other Events.

Capital One Funding, LLC, Capital One Master Trust and Capital One Multi-asset Execution Trust are filing a Services Agreement between Capital One Services, Inc. and First Data Resources, Inc. dated November 8, 2004, which was previously filed as Exhibit 10.1 to a current report on Capital One Financial Corporation’s Form 8-K dated September 15, 2005 and also previously filed by the registrants on a current report on Form 8-K on December 15, 2005.

Confidential treatment has been requested for certain portions of the Services Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01(c). Exhibits.

The following is filed as an Exhibit to this Report under Exhibit 10.1.

10.1	Services Agreement, dated as of November 8, 2004, between Capital One Services, Inc. and First Data Resources, Inc. (Previously filed on Form 8-K on December 15, 2005. Confidential Treatment has been requested for certain portions of the Services Agreement.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Capital One Funding, LLC, as Beneficiary and Transferor of the Capital One Multi-asset Execution Trust and as Transferor of the Capital One Master Trust, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FUNDING, LLC, Acting solely in its capacity as depositor of Capital One Master Trust and Capital One Multi-asset Execution Trust

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Assistant Vice President

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

By:	CAPITAL ONE FUNDING, LLC, as Beneficiary and Transferor of the Capital One Multi-asset Execution Trust

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Assistant Vice President

CAPITAL ONE MASTER TRUST

By:	CAPITAL ONE FUNDING, LLC, as Transferor of the Capital One Master Trust

By:	/s/ Albert A. Ciafre
Name:	Albert A. Ciafre
Title:	Assistant Vice President

December 21, 2005

EXHIBIT INDEX

Exhibit	Description

10.1	Services Agreement, dated as of November 8, 2004, between Capital One Services, Inc. and First Data Resources, Inc. (Previously filed on Form 8-K on December 15, 2005. Confidential Treatment has been requested for certain portions of the Services Agreement.)